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                                  EXHIBIT 15.1


                    GOTHIC ENERGY CORPORATION AND SUBSIDIARY
            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, DC  20549

          Re:  GOTHIC ENERGY CORPORATION AND SUBSIDIARY
               REGISTRATION ON FORM S-3

Gentlemen:

     We are aware that our reports dated May 15, 1998 and August 10, 1998, on our reviews of the interim financial information of Gothic Energy Corporation for the periods ended March 31, 1998 and June 30, 1998 are incorporated by reference in the Company's Registration Statement on Form S-3 (File No. 333-38679). Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                       PRICEWATERHOUSECOOPERS LLP



Tulsa, Oklahoma
September 23, 1998